Willkie Farr & Gallagher


May 28, 1997

Scudder California Tax Free Trust
Two International Place
Boston, Massachusetts 02110-4103

Re:  Rule 24f-2 Notice for Scudder California Tax Free Trust (the "Trust") for:
     Scudder California Tax Free Fund and Scudder California Tax Free Money Fund (the "Funds") (Securities Act File No. 2-83498; Investment Company Act File No. 811-3729)
     -------------

Ladies and Gentlemen:

The Trust, a Massachusetts business trust, on behalf of the Funds, is filing with the Securities and Exchange Commission a notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Rule") containing the information specified in paragraph (b)(1) of that Rule. We understand that the Trust has previously filed a registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, adopting the declaration authorized by paragraph (a)(1) of the Rule to the effect that an indefinite number of shares of beneficial interest of the Funds (the "Shares") were being registered by such registration statement. The effect of the Rule 24f-2 notice, when accompanied by the filing fee, if any, payable as prescribed by paragraph (c) of the Rule and by this opinion, will be to make definite in number the number of Shares sold by the Funds in reliance upon the Rule (the "Rule 24f-2 Shares") during the fiscal year ended March 31, 1997.

As to the various questions of fact material to the opinion expressed herein we have relied upon and assumed the genuineness of the signatures on, the conformity to originals of, and the authenticity of, all documents, including but not limited to certificates of officers of the Trust, submitted to us as originals or copies, which facts we have not independently verified. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Registration Statement.


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Scudder California Tax Free Trust
May 28, 1997
Page 2

On the basis of the foregoing, and assuming compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, and assuming further that all of the Rule 24f-2 Shares sold during the fiscal year ended March 31, 1997 were sold in accordance with the terms of the Trust's Prospectus and Statement of Additional Information in effect at the time of sale at a sales price in each case in excess of the par value of the Rule 24f-2 Shares, we are of the opinion that such Rule 24f-2 Shares were legally issued, fully paid and non-assessable by the Trust. We note, however, that shareholders of a Massachusetts business trust may under certain circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts, and where applicable, published cases, rules or regulations of regulatory bodies of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Rule 24f-2 notice.

Very truly yours,

/s/Willkie Farr & Gallagher